Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Electronic Arts Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-66836, 33-55212, 33-53302, 33-41955, 33-82166, 33-61781, 33-61783, 333-09683, 333-09893, 333-32239, 333-32771, 333-46937, 333-60513, 333-60517, 333-84215, 333-39430, 333-39432, 333-44222, 333-60256, 333-67430, 333-82888, 333-99525, 333-107710, 333-117990, and 333-120256), and the registration statement on Form S-3 (No. 333-102797), of Electronic Arts Inc. of our reports dated June 3, 2005, with respect to the consolidated balance sheets of Electronic Arts Inc. as of March 26, 2005 and March 27, 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 26, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 26, 2005 and the effectiveness of internal control over financial reporting as of March 26, 2005, which reports appear in the March 26, 2005, annual report on Form 10-K of Electronic Arts Inc.

KPMG LLP
San Francisco, California
June 3, 2005